BANKWELL FINANCIAL GROUP REPORTS OPERATING RESULTS FOR THE SECOND QUARTER, DECLARES THIRD QUARTER DIVIDEND

New Canaan, CT – July 23, 2026 – Bankwell Financial Group, Inc. (NASDAQ: BWFG) reported GAAP net income of $12.4 million, or $1.52 per share for the second quarter of 2026, versus $11.3 million, or $1.41 per share, for the first quarter of 2026. The Company's Board of Directors declared a $0.20 per share cash dividend, payable August 21, 2026 to shareholders of record on August 10, 2026.
Discussion of Outlook; Bankwell Financial Group Chief Executive Officer, Christopher R. Gruseke:

"I’d like to congratulate our team for another outstanding quarter. Profitability continues to increase as we achieved a 1.46% Return on Average Assets and a 15.61% Return on Average Tangible Common Equity. We continue to execute key strategic objectives by meaningfully growing and improving our deposit base, accelerating loan growth, and establishing a more rate neutral balance sheet. We are particularly proud to note that as we continue to invest in our future, we have achieved a peer-leading 47.5% Efficiency Ratio this quarter.

Given our year-to-date results, we are updating prior full year guidance for 2026. We are increasing our Net Interest Income guidance to a range of $115 to $117 million while raising our outlook for loan growth to a range of 5% to 7%. We reiterate our previous guide to Non-interest Income of $12 to $13 million. Reflecting on our momentum this year, we will continue to make targeted investments in talent and infrastructure to support continued growth, and to compensate appropriately our teams for the strong performance they've delivered. Accordingly, we are raising our full-year non-interest expense guide to $65 to $67 million. Given our updated outlook for revenue, we would not expect our increased expense guidance to have a negative impact on our 2026 Efficiency Ratio."

Key Points for Second Quarter and Bankwell’s Outlook

Core Deposit Growth Funds Robust Loan Production, Reduces Wholesale Funding.
•Core deposit growth of $128 million during the quarter ended June 30, 2026, including $72.0 million growth in noninterest bearing and NOW deposits, when compared to March 31, 2026.
•Gross loans grew $93.1 million, or 3.2% compared to March 31, 2026, reaching $3.0 billion at June 30, 2026, as $268.2 million of funded originations, including $26.0 million of SBA originations, outpaced portfolio runoff.
•Wholesale funding decreased $43.7 million during the quarter ended June 30, 2026, lowering the Wholesale Ratio to 16.3%(1), from 21.2% at year end.
•As of June 30, 2026, continued core deposit growth has enabled the Company to reduce brokered deposits by 50.6%, or $519.9 million, from their $1,026.6 million peak at December 31, 2022.

Net Interest Margin Expands on Favorable Repricing Dynamics.
•Reported Net Interest Margin expanded 30 basis points to 3.58% for the second quarter of 2026, compared to 3.28% for the quarter ended March 31, 2026.
•Total deposit costs improved 16 basis points to 2.94% for the quarter ended June 30, 2026, compared to the quarter ended March 31, 2026.
•Earning asset yields expanded 11 basis points to 6.26% for the quarter ended June 30, 2026, compared to the linked quarter, as the average yield on new loan production of 7.00% continued to exceed the runoff yield.

Revenue Growth and Expense Management Drive Positive Operating Leverage.
•Pre-provision net revenue rose 31.4% to $17.5 million, or 2.07% of average assets, for the quarter ended June 30, 2026, driven by revenue growth and improved efficiency.
•Net interest income increased to $29.5 million for the quarter ended June 30, 2026, from $26.9 million for the quarter ended March 31, 2026, as net interest margin expanded 30 basis points to 3.58% on favorable repricing dynamics.
•SBA loan sale gains contributed $2.4 million of the Company's $3.3 million in total noninterest income for the quarter ended June 30, 2026, bringing first-half gains to $4.8 million, compared to $1.5 million in the first half of 2025.

•Noninterest expense declined to $15.3 million for the quarter ended June 30, 2026, from $16.9 million for the quarter ended March 31, 2026, primarily reflecting lower salaries and employee benefits following seasonal first-quarter compensation costs.
•The efficiency ratio improved to 47.5% for the quarter ended June 30, 2026, compared to 55.8% for the quarter ended March 31, 2026, resulting in a year-to-date efficiency ratio of 51.4%.

(1) Wholesale Ratio is a Non-GAAP Financial Measure and is calculated as brokered deposits and FHLB borrowings divided by total assets. Refer to the "Non-GAAP Financial Measures" section of this document for additional detail.

Second Quarter 2026 Financial Highlights and Key Performance Indicators (KPIs):

	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025
Return on average assets(1)(6)	1.46%	1.35%	1.11%	1.24%	1.14%
Pre-tax, pre-provision net revenue return on average assets(1)(6)	2.07%	1.60%	1.80%	1.70%	1.43%
Return on average shareholders' equity(1)(6)	15.49%	14.88%	12.20%	13.84%	12.98%
Return on average tangible shareholders' equity(1)(6)	15.61%	15.00%	12.31%	13.96%	13.10%
Net Interest Margin(1)(6)(7)	3.58%	3.28%	3.40%	3.34%	3.10%
Efficiency Ratio(1)(3)	47.5%	55.8%	50.8%	51.4%	56.1%
Noninterest expense to average assets(1)(6)	1.80%	2.03%	1.87%	1.80%	1.83%
Net loan (recoveries) charge-offs as a percentage of average loans(1)(6)	0.00%	0.01%	0.00%	(0.01)%	0.00%
Dividend payout ratio(1)(4)	13.16%	14.18%	17.39%	15.75%	17.39%
Fully diluted tangible book value per common share(1)(2)	$40.25	$38.79	$37.84	$36.84	$35.65
Total capital to risk-weighted assets(1)(5)	12.70%	13.00%	12.94%	13.48%	13.28%
Total common equity tier 1 capital to risk-weighted assets(1)(5)	11.66%	11.97%	11.87%	12.39%	12.20%
Tier I Capital to Average Assets(1)(5)	10.36%	10.32%	10.56%	10.71%	10.57%
Tangible common equity to tangible assets(1)(2)	9.24%	9.17%	8.90%	8.95%	8.68%
Earnings per common share - diluted	$1.52	$1.41	$1.15	$1.27	$1.15
Common shares issued and outstanding	7,973,180	7,973,180	7,899,943	7,877,443	7,873,387
(1)     Non-GAAP Financial Measure, refer to the "Non-GAAP Financial Measures" section of this document for additional detail.

(2)    Refer to the "Reconciliation of GAAP to Non-GAAP Measures" section of this document for additional detail.

(3)    Efficiency ratio is defined as noninterest expense, less other real estate owned expenses and amortization of intangible assets, divided by our operating revenue, which is equal to net interest income plus noninterest income excluding gains and losses on sales of securities and gains and losses on other real estate owned. In our judgment, the adjustments made to operating revenue allow investors and analysts to better assess our operating expenses in relation to our core operating revenue by removing the volatility that is associated with certain one-time items and other discrete items that are unrelated to our core business.

(4)    The dividend payout ratio is calculated by dividing dividends per share by earnings per share.

(5)    Represents Bank ratios. Current period capital ratios are preliminary subject to finalization of the FDIC Call Report.

(6)    Return on average assets is calculated by dividing annualized net income by average assets. Pre-tax, pre-provision net revenue return on average assets is calculated by dividing PPNR (calculated as set forth in the "Pre-Tax, Pre-Provision Net Revenue (PPNR)" section of this document) by average assets. Return on average shareholders' equity is calculated by dividing annualized net income by average shareholders' equity. Return on average tangible shareholders' equity is calculated by dividing annualized net income by average shareholders' equity less average intangible assets. Net Interest Margin is calculated by dividing average annualized net interest income by average total earning assets. Noninterest expense to average assets is calculated by dividing annualized noninterest expense by average total assets. Net loan (recoveries) charge-offs as a percentage of average loans is calculated by dividing net loan (recoveries) charge offs recoveries by average total loans.

(7)    Based on a fully tax equivalent basis.

Pre-Tax, Pre-Provision Net Revenue(1) ("PPNR")

PPNR for the second quarter ended June 30, 2026 was $17.5 million, an increase of 31.4% from $13.3 million recognized for the first quarter ended March 31, 2026.

	For the Quarter Ended
(Dollars in thousands)	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025
Net interest income	$29,503	$26,886	$26,946	$25,987	$23,936
Total noninterest income	3,280	3,343	3,376	2,495	2,012
Total revenues	32,783	30,229	30,322	28,482	25,948
Total noninterest expense	15,255	16,889	15,470	14,631	14,546
PPNR	$17,528	$13,340	$14,852	$13,851	$11,402
(1)     Non-GAAP Financial Measure, refer to the "Non-GAAP Financial Measures" section of this document for additional detail.

•Revenues (net interest income plus noninterest income) for the quarter ended June 30, 2026 were $32.8 million, compared with $30.2 million in the previous quarter. The increase in revenues was primarily due to higher interest income.
•Noninterest expense for the quarter ended June 30, 2026 was $15.3 million, compared with $16.9 million in the previous quarter. The decrease in noninterest expense was primarily due to a decrease in salaries and employee benefits resulting from seasonal compensation-related costs recognized in the first quarter.
Allowance for Credit Losses - Loans ("ACL-Loans")

The ACL-Loans was $30.6 million as of June 30, 2026 compared to $29.6 million as of March 31, 2026. The ACL-Loans as a percentage of total loans was 1.03% as of June 30, 2026 compared to 1.03% as of March 31, 2026. The provision for credit losses - loans was $1.0 million for the quarter ended June 30, 2026 primarily driven by loan volume.

Total nonperforming loans decreased $3.2 million to $15.9 million as of June 30, 2026, when compared to the previous quarter. Nonperforming assets as a percentage of total assets decreased to 0.46% at June 30, 2026, compared to the previous quarter's ratio of 0.56%. As of June 30, 2026, the ACL-Loans provided 193.14% coverage of total nonperforming loans.

BANKWELL FINANCIAL GROUP, INC.
ASSET QUALITY (unaudited)
(Dollars in thousands)

	For the Quarter Ended
	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025
ACL-Loans:
Balance at beginning of period	$29,580	$30,705	$29,984	$29,256	$29,485
Charge-offs:
Residential real estate	—	—	—	—	—
Commercial real estate	—	—	—	—	—
Commercial business	(13)	(148)	—	(14)	(15)
Consumer	(35)	(73)	—	(46)	(5)
Construction	—	—	—	—	—
Total charge-offs	(48)	(221)	—	(60)	(20)
Recoveries:
Residential real estate	—	—	—	—	—
Commercial real estate	10	5	7	272	—
Commercial business	8	15	23	92	112
Consumer	31	33	10	4	10
Construction	—	—	—	—	—
Total recoveries	49	53	40	368	122
Net loan recoveries (charge-offs)	1	(168)	40	308	102
(Credit) provision for credit losses - loans	1,046	(957)	681	420	(331)
Balance at end of period	$30,627	$29,580	$30,705	$29,984	$29,256

	As of
	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025
Asset quality:
Nonaccrual loans
Residential real estate	$530	$544	$557	$570	$617
Commercial real estate	13,923	17,112	14,445	14,667	16,387
Commercial business	1,404	1,380	1,302	1,729	6,871
Construction	—	—	—	—	—
Consumer	—	—	—	—	—
Total nonaccrual loans	15,857	19,036	16,304	16,966	23,875
Other real estate owned	—	—	—	1,284	1,284
Total nonperforming assets	$15,857	$19,036	$16,304	$18,250	$25,159

Nonperforming loans as a % of total loans	0.54%	0.66%	0.57%	0.62%	0.89%
Nonperforming assets as a % of total assets	0.46%	0.56%	0.49%	0.56%	0.78%
ACL-loans as a % of total loans	1.03%	1.03%	1.08%	1.10%	1.10%
ACL-loans as a % of nonperforming loans	193.14%	155.39%	188.33%	176.73%	122.54%
Total past due loans to total loans	0.59%	0.62%	0.31%	0.76%	0.91%

Financial Condition & Capital
Assets totaled $3.5 billion at June 30, 2026, an increase of $115.7 million, or 3.4% compared to December 31, 2025. Gross loans totaled $3.0 billion at June 30, 2026, an increase of $119.6 million, or 4.2% compared to December 31, 2025. Deposits totaled $3.0 billion at June 30, 2026, an increase of $171.0 million, or 6.0% compared to December 31, 2025. Brokered deposits have decreased $52.1 million or 9.3%, when compared to December 31, 2025.

Period End Loan Composition	June 30, 2026	December 31, 2025	June 30, 2025	Current YTD % Change	Year over Year % Change
Residential Real Estate	$28,464	$33,139	$34,978	(14.1)%	(18.6)%
Commercial Real Estate(1)	1,989,747	1,930,979	1,802,224	3.0	10.4
Construction	153,522	153,778	203,758	(0.2)	(24.7)
Total Real Estate Loans	2,171,733	2,117,896	2,040,960	2.5	6.4
Commercial Business	715,934	645,321	559,221	10.9	28.0
Consumer	72,026	76,855	68,801	(6.3)	4.7
Total Loans	$2,959,693	$2,840,072	$2,668,982	4.2%	10.9%
(1) Includes owner occupied commercial real estate of $0.8 billion at June 30, 2026, $0.8 billion at December 31, 2025, and $0.7 billion at June 30, 2025, respectively.

Period End Deposit Composition	June 30, 2026	December 31, 2025	June 30, 2025	Current YTD % Change	Year over Year % Change
Noninterest bearing demand	$472,008	$403,652	$397,195	16.9%	18.8%
NOW	133,032	90,205	118,019	47.5	12.7
Money Market	1,175,536	1,007,844	875,457	16.6	34.3
Savings	98,626	97,418	91,612	1.2	7.7
Time	1,121,328	1,230,362	1,276,998	(8.9)	(12.2)
Total Deposits	$3,000,530	$2,829,481	$2,759,281	6.0%	8.7%
Shareholders’ equity totaled $323.5 million as of June 30, 2026, an increase of $22.0 million compared to December 31, 2025, primarily a result of year-to-date net income of $23.6 million. The increase was partially offset by dividends paid of $3.2 million.
As of June 30, 2026, the Bank's regulatory capital ratios were all above 'well capitalized' values, with total risk-based capital, common-equity tier 1 capital and leverage ratios at 12.70%, 11.66%, and 10.36%, respectively.

We recommend reading this earnings release in conjunction with the Second Quarter 2026 Investor Presentation, located at https://investor.mybankwell.com/events-and-presentations/ and included as an exhibit to our July 23, 2026 Current Report on Form 8-K.
Conference Call
Bankwell will host a conference call to discuss the Company’s financial results and business outlook on July 23, 2026, at 11:00 a.m. E.T. The call will be accessible by telephone and webcast using https://investor.mybankwell.com/events-and-presentations/. A supplementary slide presentation will be posted to the website prior to the event, and a replay will be available for 12 months following the event.

About Bankwell Financial Group

Bankwell Financial Group, Inc. is the holding company for Bankwell Bank ("Bankwell"), a full-service commercial bank headquartered in New Canaan, CT. Bankwell provides businesses and professionals with a range of commercial financing solutions, including working capital lines of credit, SBA loans, acquisition financing, and commercial mortgages, along with treasury management and deposit services. Bankwell emphasizes accessibility, expertise, and responsiveness through experienced local banking teams serving its markets.
For more information about this press release, interested parties may contact Christopher R. Gruseke, Chief Executive Officer or Courtney E. Sacchetti, Executive Vice President and Chief Financial Officer of Bankwell Financial Group, Inc. at (203) 652-0166 or at ir@mybankwell.com.
For more information, visit www.mybankwell.com.
This press release may contain certain forward-looking statements about the Company. Forward-looking statements include statements regarding anticipated future events and can be identified by the fact that they do not relate strictly to historical or current facts. They often include words such as “believe,” “expect,” “anticipate,” “estimate,” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.” Forward-looking statements, by their nature, are subject to risks and uncertainties. Certain factors that could cause actual results to differ materially from expected results include increased competitive pressures, changes in the interest rate environment, general economic conditions or conditions within the banking industry or securities markets, and legislative and regulatory changes that could adversely affect the business in which the Company and its subsidiaries are engaged.

Non-GAAP Financial Measures
In addition to evaluating the Company's financial performance in accordance with U.S. generally accepted accounting principles ("GAAP"), management may evaluate certain non-GAAP financial measures, such as the efficiency ratio. A computation and reconciliation of certain non-GAAP financial measures used for these purposes is contained in the accompanying Reconciliation of GAAP to Non-GAAP Measures tables. We believe that providing certain non-GAAP financial measures provides investors with information useful in understanding our financial performance, our performance trends and financial position. For example, the Company believes that the efficiency ratio is useful in the assessment of financial performance, including noninterest expense control. The Company believes that tangible common equity, tangible assets, tangible common equity to tangible assets, tangible common shareholders' equity, fully diluted tangible book value per common share, efficiency ratio, noninterest expense to average assets, return on average shareholders' equity, return on average tangible shareholders' equity, pre-tax, pre-provision net revenue, net interest margin, net loan (recoveries) charge-offs as a percentage of average loans, pre-tax, pre-provision net revenue on average assets, wholesale ratio, and the dividend payout ratio are useful to evaluate the relative strength of the Company's performance and capital position. We utilize these measures for internal planning and forecasting purposes. These non-GAAP financial measures should not be considered a substitute for GAAP basis measures and results, and we strongly encourage investors to review our consolidated financial statements in their entirety and not to rely on any single financial measure. See "Reconciliation of GAAP to Non-GAAP Measures (unaudited)".

BANKWELL FINANCIAL GROUP, INC.
CONSOLIDATED BALANCE SHEETS (unaudited)
(Dollars in thousands)

	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025
ASSETS
Cash and due from banks	$191,378	$208,904	$214,567	$289,628	$313,998
Federal funds sold	12,018	8,997	10,354	5,732	8,466
Cash and cash equivalents	203,396	217,901	224,921	295,360	322,464

Investment securities
Marketable equity securities, at fair value	2,263	2,254	2,248	2,223	2,188
Available for sale investment securities, at fair value	174,036	155,934	160,409	96,473	103,930
Held to maturity investment securities, at amortized cost	29,314	29,386	29,465	29,538	36,434
Total investment securities	205,613	187,574	192,122	128,234	142,552
Loans receivable (net of ACL-Loans of $30,627, $29,580, $30,705, $29,984, and $29,256, at June 30, 2026, March 31, 2026, December 31, 2025, September 30, 2025, and June 30, 2025, respectively)	2,924,890	2,832,678	2,804,441	2,684,016	2,635,742
Accrued interest receivable	16,270	16,029	16,143	15,633	14,741
Federal Home Loan Bank stock, at cost	3,143	4,207	6,207	4,951	5,051
Premises and equipment, net	20,068	20,947	21,582	22,387	23,020
Bank-owned life insurance	54,931	54,566	54,207	53,846	53,488
Goodwill	2,589	2,589	2,589	2,589	2,589
Deferred income taxes, net	9,992	11,436	11,356	9,027	9,684
Other real estate owned	—	—	—	1,284	1,284
Other assets	34,678	25,932	26,291	26,636	25,978
Total assets	$3,475,570	$3,373,859	$3,359,859	$3,243,963	$3,236,593

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities
Deposits
Noninterest bearing deposits	$472,008	$428,384	$403,652	$397,408	$397,195
Interest bearing deposits	2,528,522	2,456,865	2,425,829	2,360,007	2,362,086
Total deposits	3,000,530	2,885,249	2,829,481	2,757,415	2,759,281

Advances from the Federal Home Loan Bank	30,000	60,000	110,000	75,000	75,000
Subordinated debentures	69,820	69,759	69,697	69,636	69,574
Accrued expenses and other liabilities	51,720	46,985	49,192	49,121	49,448
Total liabilities	3,152,070	3,061,993	3,058,370	2,951,172	2,953,303

Shareholders’ equity
Common stock, no par value	121,997	121,060	120,118	119,353	118,698
Retained earnings	202,073	191,281	181,587	174,008	165,495
Accumulated other comprehensive (loss)	(570)	(475)	(216)	(570)	(903)
Total shareholders’ equity	323,500	311,866	301,489	292,791	283,290

Total liabilities and shareholders’ equity	$3,475,570	$3,373,859	$3,359,859	$3,243,963	$3,236,593

BANKWELL FINANCIAL GROUP, INC.
CONSOLIDATED STATEMENTS OF INCOME (unaudited)
(Dollars in thousands, except share data)

	For the Quarter Ended					For the Six Months Ended
	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	June 30, 2026	June 30, 2025
Interest and dividend income
Interest and fees on loans	$48,423	$46,787	$46,739	$46,328	$44,128	$95,210	$87,603
Interest and dividends on securities	1,919	1,784	1,834	1,410	1,478	3,703	2,923
Interest on cash and cash equivalents	1,894	1,965	2,037	2,853	3,043	3,859	6,600
Total interest and dividend income	52,236	50,536	50,610	50,591	48,649	102,772	97,126
Interest expense
Interest expense on deposits	21,267	21,930	22,388	22,585	23,083	43,197	47,855
Interest expense on borrowings	1,466	1,720	1,276	2,019	1,630	3,186	3,269
Total interest expense	22,733	23,650	23,664	24,604	24,713	46,383	51,124

Net interest income	29,503	26,886	26,946	25,987	23,936	56,389	46,002
Provision (credit) for credit losses	1,228	(1,029)	616	372	(411)	199	52
Net interest income after provision (credit) for credit losses	28,275	27,915	26,330	25,615	24,347	56,190	45,950
Noninterest income
Bank owned life insurance	366	358	361	359	352	724	696
Service charges and fees	665	780	771	779	674	1,445	1,276
Gains and fees from sales of loans	2,398	2,425	2,184	1,372	1,080	4,823	1,522
Other	(149)	(220)	60	(15)	(94)	(369)	23
Total noninterest income	3,280	3,343	3,376	2,495	2,012	6,623	3,517
Noninterest expense
Salaries and employee benefits	8,678	9,830	7,717	7,995	7,521	18,508	14,573
Occupancy and equipment	2,816	2,705	2,575	2,469	2,505	5,521	5,080
Professional services	1,364	1,393	1,415	1,412	1,632	2,757	3,161
Data processing	694	716	877	633	712	1,410	1,597
Director fees	357	363	337	333	333	720	681
FDIC insurance	530	543	612	610	684	1,073	1,463
Marketing	129	126	108	140	218	255	360
Other	687	1,213	1,829	1,039	941	1,900	1,772
Total noninterest expense	15,255	16,889	15,470	14,631	14,546	32,144	28,687
Income before income tax expense	16,300	14,369	14,236	13,479	11,813	30,669	20,780
Income tax expense	3,928	3,094	5,092	3,401	2,725	7,022	4,804
Net income	$12,372	$11,275	$9,144	$10,078	$9,088	$23,647	$15,976
Earnings Per Common Share:
Basic	$1.55	$1.42	$1.16	$1.28	$1.16	$2.99	$2.04
Diluted	$1.52	$1.41	$1.15	$1.27	$1.15	$2.95	$2.03
Weighted Average Common Shares Outstanding:
Basic	7,856,210	7,724,253	7,776,740	7,774,887	7,777,469	7,790,596	7,724,143
Diluted	7,980,973	7,800,935	7,858,047	7,844,785	7,819,829	7,877,158	7,795,820
Dividends per common share	$0.20	$0.20	$0.20	$0.20	$0.20	$0.40	$0.40

BANKWELL FINANCIAL GROUP, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES (unaudited)
(Dollars in thousands, except share data)

	As of
Computation of Tangible Common Equity to Tangible Assets	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025
Total Equity	$323,500	$311,866	$301,489	$292,791	$283,290
Less:
Goodwill	2,589	2,589	2,589	2,589	2,589
Other intangibles	—	—	—	—	—
Tangible Common Equity	$320,911	$309,277	$298,900	$290,202	$280,701

Total Assets	$3,475,570	$3,373,859	$3,359,859	$3,243,963	$3,236,593
Less:
Goodwill	2,589	2,589	2,589	2,589	2,589
Other intangibles	—	—	—	—	—
Tangible Assets	$3,472,981	$3,371,270	$3,357,270	$3,241,374	$3,234,004

Tangible Common Equity to Tangible Assets	9.24%	9.17%	8.90%	8.95%	8.68%

	As of
Computation of Fully Diluted Tangible Book Value per Common Share	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025
Total shareholders' equity	$323,500	$311,866	$301,489	$292,791	$283,290
Less:
Preferred stock	—	—	—	—	—
Common shareholders' equity	$323,500	$311,866	$301,489	$292,791	$283,290
Less:
Goodwill	2,589	2,589	2,589	2,589	2,589
Other intangibles	—	—	—	—	—
Tangible common shareholders' equity	$320,911	$309,277	$298,900	$290,202	$280,701

Common shares issued and outstanding	7,973,180	7,973,180	7,899,943	7,877,443	7,873,387

Fully Diluted Tangible Book Value per Common Share	$40.25	$38.79	$37.84	$36.84	$35.65

BANKWELL FINANCIAL GROUP, INC.
EARNINGS PER SHARE ("EPS") (unaudited)
(Dollars in thousands, except share data)

	For the Quarter Ended June 30,		For the Six Months Ended June 30,
	2026	2025	2026	2025
	(In thousands, except per share data)
Net income	$12,372	$9,088	$23,647	$15,976
Dividends to participating securities(1)	(26)	26	(52)	53
Undistributed earnings allocated to participating securities(1)	(175)	(125)	(333)	(241)
Net income for earnings per share calculation	12,171	8,989	23,262	15,788

Weighted average shares outstanding, basic	7,856,210	7,777,469	7,790,596	7,724,143
Effect of dilutive equity-based awards(2)	124,763	42,359	86,562	71,677
Weighted average shares outstanding, diluted	7,980,973	7,819,828	7,877,158	7,795,820
Net earnings per common share:
Basic earnings per common share	$1.55	$1.16	$2.99	$2.04
Diluted earnings per common share	$1.52	$1.15	$2.95	$2.03
(1) Represents dividends paid and undistributed earnings allocated to unvested stock-based awards that contain non-forfeitable rights to dividends.
(2) Represents the effect of the assumed exercise of stock options and the vesting of restricted shares, as applicable, utilizing the treasury stock method.

BANKWELL FINANCIAL GROUP, INC.
NET INTEREST MARGIN ANALYSIS ON A FULLY TAX EQUIVALENT BASIS - QTD (unaudited)
(Dollars in thousands)

	For the Quarter Ended
	June 30, 2026			June 30, 2025
	Average Balance	Interest	Yield/ Rate (4)	Average Balance	Interest	Yield/ Rate (4)
Assets:
Cash and Fed funds sold	$232,612	$1,893	3.26%	$296,054	$3,043	4.12%
Securities(1)	196,622	1,941	3.95	149,475	1,535	4.11
Loans:
Commercial real estate	1,908,622	30,597	6.34	1,788,354	27,427	6.07
Residential real estate	29,597	415	5.60	37,549	597	6.36
Construction	153,259	2,776	7.17	196,373	3,851	7.76
Commercial business	719,041	13,617	7.49	558,237	11,195	7.93
Consumer	65,680	1,018	6.22	72,137	1,058	5.88
Total loans	2,876,199	48,423	6.66	2,652,650	44,128	6.58
Federal Home Loan Bank stock	4,441	89	8.06	5,000	86	6.85
Total earning assets	3,309,874	$52,346	6.26%	3,103,179	$48,792	6.22%
Other assets	92,463			88,967
Total assets	$3,402,337			$3,192,146

Liabilities and shareholders' equity:
Interest bearing liabilities:
NOW	$109,018	$59	0.22%	$107,818	$77	0.29%
Money market	1,143,254	9,681	3.40	898,777	8,579	3.83
Savings	99,360	677	2.73	91,415	667	2.93
Time	1,110,658	10,850	3.92	1,273,372	13,760	4.33
Total interest bearing deposits	2,462,290	21,267	3.46	2,371,382	23,083	3.90
Borrowed Money	130,824	1,466	4.49	138,380	1,630	4.72
Total interest bearing liabilities	2,593,114	$22,733	3.52%	2,509,762	$24,713	3.95%
Noninterest bearing deposits	443,870			352,623
Other liabilities	44,921			48,956
Total liabilities	3,081,905			2,911,341
Shareholders' equity	320,432			280,805
Total liabilities and shareholders' equity	$3,402,337			$3,192,146
Net interest income(2)		$29,613			$24,079
Interest rate spread			2.74%			2.27%
Net Interest Margin(3)			3.58%			3.10%
(1)Average balances and yields for securities are based on amortized cost.
(2)The adjustment for securities and loans taxable equivalency amounted to $111 thousand and $143 thousand for the quarters ended June 30, 2026 and 2025, respectively.
(3)Annualized net interest income as a percentage of earning assets.
(4)Yields are calculated using the contractual day count convention for each respective product type.

BANKWELL FINANCIAL GROUP, INC.
NET INTEREST MARGIN ANALYSIS ON A FULLY TAX EQUIVALENT BASIS - YTD (unaudited)
(Dollars in thousands)

	For the Six Months Ended
	June 30, 2026			June 30, 2025
	Average Balance	Interest	Yield/ Rate (4)	Average Balance	Interest	Yield/ Rate (4)
Assets:
Cash and Fed funds sold	$238,382	$3,859	3.26%	$322,498	$6,600	4.13%
Securities(1)	194,382	3,771	3.88	150,059	3,011	4.01
Loans:
Commercial real estate	1,904,478	60,108	6.28	1,818,282	55,710	6.09
Residential real estate	30,931	879	5.68	39,544	1,230	6.22
Construction	158,465	5,715	7.17	187,674	7,320	7.76
Commercial business	700,801	26,433	7.50	533,310	21,204	7.91
Consumer	69,935	2,075	5.98	76,784	2,139	5.62
Total loans	2,864,610	95,210	6.61	2,655,594	87,603	6.56
Federal Home Loan Bank stock	5,111	153	6.05	4,799	196	8.21
Total earning assets	3,302,485	$102,993	6.20%	3,132,950	$97,410	6.18%
Other assets	89,445			89,353
Total assets	$3,391,930			$3,222,303

Liabilities and shareholders' equity:
Interest bearing liabilities:
NOW	$103,703	$108	0.21%	$103,675	$187	0.36%
Money market	1,101,058	18,746	3.43	896,084	17,100	3.85
Savings	98,544	1,349	2.76	89,800	1,325	2.98
Time	1,163,863	22,989	3.98	1,325,630	29,243	4.45
Total interest bearing deposits	2,467,168	43,192	3.53	2,415,189	47,855	4.00
Borrowed Money	143,561	3,186	4.47	136,161	3,269	4.84
Total interest bearing liabilities	2,610,729	$46,378	3.58%	2,551,350	$51,124	4.04%
Noninterest bearing deposits	422,066			343,261
Other liabilities	45,207			49,752
Total liabilities	3,078,002			2,944,363
Shareholders' equity	313,928			277,940
Total liabilities and shareholders' equity	$3,391,930			$3,222,303
Net interest income(2)		$56,615			$46,286
Interest rate spread			2.62%			2.14%
Net Interest Margin(3)			3.43%			2.95%
(1)Average balances and yields for securities are based on amortized cost.
(2)The adjustment for securities and loans taxable equivalency amounted to $225 thousand and $285 thousand for the six months ended June 30, 2026 and 2025, respectively.
(3)Annualized net interest income as a percentage of earning assets.
(4)Yields are calculated using the contractual day count convention for each respective product type.